UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (Date of earliest event reported): AUGUST 10, 2001



                        ADVANTICA RESTAURANT GROUP, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                      0-18051                  13-3487402
----------------------------    --------------------       ---------------------
(State or other jurisdiction    (Commission File No.)       (I.R.S. Employer
of incorporation)                                          Identification No.)


 203 East Main Street, Spartanburg, SC                          29319-9966
----------------------------------------                   ---------------------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:           (864) 597-8000


Former name or former address, if changed since last report:

ITEM 5.  OTHER EVENTS.

         On August 10, 2001, FRD Acquisition Co. ("FRD"), which as previously reported is the subject of a case under Chapter 11 of the United States Bankruptcy Code, and is a wholly owned subsidiary of Advantica Restaurant Group, Inc., entered into a letter of intent with Lyon's of California, Inc. ("Lyon's") with respect to the purchase and sale of all the outstanding capital stock of FRI-M Corporation ("FRI-M"), which operates, through its subsidiaries, the Coco's and Carrows restaurant chains. Pursuant to the terms of the letter of intent, during a designated period of time currently set to expire on September 19, 2001, subject to extension by the parties, (1) Lyon's will be permitted to complete a due diligence review of FRI-M and the Coco's and Carrows operations, and (2) the parties will work diligently toward the negotiation and execution of a definitive stock purchase agreement. If the parties fail to execute a definitive agreement within the designated time period and any extension period thereafter, the letter of intent will terminate. In the event the parties enter into a definitive agreement, the terms of the definitive agreement shall be subject to higher and better offers and the approval of the United States Bankruptcy Court for the District of Delaware. No assurance can be given, however, that the parties will successfully negotiate a definitive agreement or that a sale will be authorized and approved by the Bankruptcy Court or completed on a timely basis or in the manner described herein, due to the numerous conditions that remain and the contingencies that exist with respect to the above referenced prospective buyer. Subject to the terms and conditions of the letter of intent, Lyon's has offered to purchase the stock of FRI-M for a cash payment of $49.5 million and the issuance of a $10 million senior subordinated note of FRI-M (due seven years from the date of issuance and bearing a rate of interest of ten percent (10%) per annum) in addition to assuming $9 million in long-term and current capital lease obligations and $16.4 million of negative working capital, subject to adjustment as set forth therein. The letter of intent originally restricted FRD's ability to solicit competing offers, but such restriction no longer applies. The registrant will provide updates upon (1) entering into a definitive agreement, (2) termination of the letter of intent, or (3) material changes to the terms of the letter of intent, but not solely on the basis of extensions thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Advantica Restaurant Group, Inc.


                                        By:   /s/Rhonda J. Parish
                                            -------------------------------
                                            Name:  Rhonda J. Parish
                                            Title: Executive Vice President,
                                                   General Counsel and Secretary


Date:   September 4, 2001

                                       -3-